January 15, 2008



United States Securities and Exchange Commission
Washington, D.C.  20549

RE:      FORM 4


I hereby authorize Gerald S. Blaskie to continue to file and sign Form 4 on my behalf. Mr. Blaskie may do so for as long as I am a director of SCI Engineered Materials, Inc. and as long as he remains an officer of the Company.



                                            Sincerely,

                                            s/s Robert J. Baker Jr.
                                            -----------------------
                                            Robert J. Baker, Jr.